UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Accounting Firm

On September 21, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of fuboTV Inc. (the “Company”) approved the dismissal of L J Soldinger Associates, LLC (“Soldinger”), effective immediately.

Soldinger was engaged by the Company on April 23, 2020. No audit report of Soldinger for the year ended December 31, 2019 contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through September 21, 2020, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Soldinger on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Soldinger, would have caused Soldinger to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods and (ii) except with respect the Company’s restatement of its audited consolidated financial statements as of and for the fiscal year ended December 31, 2019, and its unaudited condensed consolidated interim financial statements for the fiscal periods ended March 31, 2020 and June 30, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Soldinger with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Soldinger furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. Soldinger’s letter to the Commission, dated September 21, 2020, is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Accounting Firm

On September 21, 2020, the Company’s Audit Committee approved the appointment of KPMG, LLP (“KPMG”) as the Company’s new independent registered public accounting firm. On September 21, 2020, the Company entered into an engagement agreement with KPMG effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through September 21, 2020, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 21, 2020, Laura Onopchenko was elected to the Board of the Company by unanimous written consent of the then-current members of the Board. Ms. Onopchenko was also appointed to serve as a member of the Company’s Audit Committee. Ms. Onopchenko will serve as the Chair of the Audit Committee and an Audit Committee Financial Expert. The Company issued a press release announcing the appointment of Ms. Onopchenko on September 24, 2020, a copy of which is attached hereto as Exhibit 99.1.

Laura Onopchenko has more than 25 years of experience in a variety of finance roles with a particular expertise in high-growth situations. Ms. Onopchenko joined Getaround, a global leader in carsharing, in September 2020 as its CFO. Ms. Onopchenko previously served as CFO at NerdWallet, a website and app that provides financial guidance to more than 160 million consumers every year. During Ms. Onopchenko’s tenure, NerdWallet grew meaningfully, surpassed $100M in annual revenue, and achieved and sustained profitability. Before NerdWallet, she was vice president of finance at DaVita Rx, the pharmacy division at DaVita. During her five-years at the company, the business quadrupled to more than $1 billion in yearly revenue and fulfilled millions of prescriptions. Earlier in her career, Ms. Onopchenko worked as an investment banker, an early-stage tech investor, and in a variety of operating roles in environments ranging from start-ups to Fortune 500 companies. Ms. Onopchenko has a BA in Economics from UC Berkeley, and an MBA from The Wharton School of the University of Pennsylvania. Ms. Onopchenko’s qualifications to serve of the Board include her experience with high-growth companies and her financial expertise.

There is no arrangement or understanding between Ms. Onopchenko and any other person, other than as described below, pursuant to which Ms. Onopchenko was elected as a director of the Company. There are no family relationships between Ms. Onopchenko and any director or executive officer of the Company, and, other than as described herein, no transactions involving Ms. Onopchenko that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment to the Board, Ms. Onopchenko was granted an option to purchase 68,608 shares of the Company’s common stock (the “Initial Award”) in accordance with the Company’s Outside Director Compensation Policy (the “Compensation Policy”) and subject to the Company’s 2020 Equity Incentive Plan (the “Plan”) and standard option award agreements thereunder. The Initial Award will vest in 36 equal, monthly installments beginning on the grant date, provided that Ms. Onopchenko continues to serve as a Service Provider (as defined in the Plan) through the applicable vesting date. In addition, any unvested potion of the Initial Award that remains outstanding as of the date of a change of control of the Company will immediately vest in full and become exercisable. In addition to the Initial Award in accordance with the Compensation Policy, Ms. Onopchenko will receive an annual cash retainer for her Board service, in accordance with the Compensation Policy. In addition to the Initial Award, Ms. Onopchenko will also be eligible to receive an annual equity award in accordance with the Compensation Policy.

The Company entered into its standard form of indemnification agreement with Ms. Onopchenko, which is included as Exhibit 10.1. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K filed April 7, 2020 and is incorporated herein by reference.

Item 8.01	Other Events.

As of September 23, 2020, the number of shares outstanding of the Company’s common stock was 47,366,168.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and between FaceBank Group, Inc. and its directors and officers (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 7, 2020).
16.1	Letter of L J Soldinger Associates, LLC to the Commission dated September 21, 2020.
99.1	Press Release of the Company dated September 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FUBOTV INC.

Date: September 24, 2020	By	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer